UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F125, Santa Monica, CA 90404

(Address of principal executive offices)

888-685-7336

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation

Item 3.02	Unregistered Sales of Equity Securities

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Item 8.01	Other Events.

Press Release

On July 27, 2016, Gopher Protocol Inc. (the “Company”) issued a press release announcing completion of the design and construction of version I of PUZPIX, a unique social media game based on the GOPHERINSIGHT™ integrated circuit technology. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Conversions

On August 5, 2016, two holders (the "Preferred Stock Holders") of an aggregate of 17,400 shares of Series D Preferred Stock (the "Preferred Shares") of the Company executed conversion notices to convert the Preferred Shares into an aggregate of 17,400,000 shares of common stock of the Company (the "Conversion Shares") at $0.01 per share, effective August 16, 2016. The Preferred Stock Holders are executive officers and directors of the Company.

In addition, on August 5, 2016, Direct Communications, Inc. ("Direct Communications"), a holder of 8,950 shares of Series D Preferred Stock (the "Direct Communications Preferred Shares") of the Company executed a conversion notice to convert the Direct Communications Preferred Shares into 8,950,000 shares of common stock of the Company (the " Direct Communications Conversion Shares") at $0.01 per share, effective August 16, 2016.

The above issuances of common stock in connection with the conversions of the Series D Preferred Stock will increase the number of shares of common stock of the Company by 26,350,000 shares as of August 16, 2016.

Wells Notice

In addition, the staff of the Atlanta Regional Office of the U.S. Securities and Exchange Commission (the "SEC" and the "Commission") recently advised the Company in a telephone conversation, followed by a written “Wells” notice, that it is has made a preliminary determination to recommend that the Commission file an enforcement action against the Company alleging violations of Section 13(a) of the Securities and Exchange Act of 1934 and Rules 13a-11, 13a-13 and 12b-20 thereunder. A Wells Notice is neither a formal allegation of wrongdoing nor a finding that any violations of law have occurred. Rather, it provides the Company with an opportunity to respond to issues raised by the Commission and offer its perspective prior to any SEC decision to institute proceedings. These proceedings could result in the Company being subject to an injunction and cease and desist order from further violations of the securities laws as well as monetary penalties of disgorgement, pre-judgment interest and a civil penalty.

Though the Company is not certain, it believes the Wells notice was issued as a result of the Company's failure to disclose within four business (4) days on Form 8-K a material event regarding an unregistered sale of the Company's securities (the "Material Event"). The Company subsequently reported the Material Event in its filings under the Securities Exchange Act of 1934, as amended, and has continued to include the below disclosure in connection with the Material Event in all of its subsequent quarterly filings with the SEC.

On June 16, 2014, the Company entered into certain financing agreements (collectively, the "Blackbridge Agreement") in connection with an equity line of credit (the "Equity Line") to be provided to the Company by Blackbridge Capital, LLC (“Blackbridge”), a financial services firm. Pursuant to the Blackbridge Agreement, the Company agreed to pay Blackbridge a commitment fee of 90,000,000 shares of common stock (18,000 shares post-split shares) (the "Equity Line Commitment Shares") and also issued to Blackbridge a 5% convertible promissory note in the amount of $90,000 (the “Blackbridge Note”). The Blackbridge Note carried interest of 5% per annum and was payable on December 16, 2014 (the "Maturity Date"). The Blackbridge Note was convertible into shares of common stock of the Company at the election of Blackbridge after the Maturity Date. The Blackbridge Note was convertible into shares of common stock at 90% multiplied by the lowest daily trading price for the Company's common stock during the twenty trading day period ending on the latest complete trading day prior to the date of conversion.

Further, as previously reported by the Company on Form 8-K, on February 2, 2015, the Company's transfer agent issued to Blackbridge 4,843,398 (969 post-split shares) shares of common stock of the Company (the “Blackbridge Shares”) upon Blackbridge submitting a conversion notice converting the Blackbridge Note in the principal amount of $90,000 plus interest.

The Company is unable to predict the outcome of the investigation, any potential enforcement actions or any other impact on the Company that may arise as a result of such investigation. The Company has not established a liability for this matter, because it believes that the probability of loss related to this matter and an estimate of the amount of loss, if any, are not determinable at this time. An adverse judgment or action of the SEC could have a material adverse effect on the financial condition, results of operations and/or cash flows of the Company and their ability to raise funds in the future.

Non-Reliance

On August 5, 2016, as a result of the receipt of the above Wells Notice and the related review of the Form 10Q Quarterly Report for the period ended June 30, 2014 for the Company, management of the Company determined that the Blackbridge Note was not recorded on the Company’s financial statements.

On June 16, 2014, the Company entered into a set of agreements (collectively, the “Blackbridge Agreement”) with Blackbridge, a financial services firm. The Company and Blackbridge were discussing an equity line of credit, and the Company agreed to pay Blackbridge a commitment fee of 90,000,000 shares (18,000 shares post-split), and also issued a convertible note for $90,000 having a 5% interest rate that matures on December 16, 2014. The note can be converted after the maturity date. The conversion price is 90% multiplied by the market price, which is defined in the agreement as the lowest of the daily trading price for the common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date.

The` Company computed the fair value of the conversion feature at the commitment date, based on the following management assumptions:

Expected dividends	0%
Expected volatility	298%
Expected term: conversion feature	183 days
Risk free interest rate	0.11%

The fair value of the embedded conversion option on the commitment date was $7,238. For the fiscal year ended December 31, 2014, the Company amortized the entire $7,238 of debt discount. In the second quarter, which was 14 days after the commitment date, the Company should have recorded amortization expense of the debt discount of $556 on its income statement in the second quarter of 2014. The book value of the note payable on the balance sheet at 6/30/14 should have been the face value of the note less the unamortized debt discount at that point, which was $6,682: $83,318.

At September 30, 2014, the Company remeasured the derivative liability and recorded a fair value of $10,000, and recorded a change in the fair market value of the derivative liability of $3,686. Therefore, the fair market value of the derivative liability at June 30, 2016 (which was not measured, in error) should have been $13,686. This amount should have been on the balance sheet as a derivative liability.

In addition, at June 30, 2014, the Company should have recorded $346 of additional interest expense on its income statement in the second quarter of 2014.

On the cash flow statement at June 30, 2014, the debt discount at that point of $556 should have been amortized in cash flow from operations. On the income statement, the amortization expense would have changed the net loss by the same amount, so cash flow from operations would have been $1,031, as previously stated. The net loss number should have been $34,340 at June 30, 2014, an increase of $556 for the debt discount amortized at that date.

As a result of the analysis and even though it is not material, yet represent technical failure, management and the Board of Directors concluded that it was necessary to restate its previously filed consolidated financial statements in the Quarterly Report Form 10Q for the period ended June 30, 2014, filed on August 14, 2014. The restatements are required to properly reflect the Company's consolidated financial results for the period mentioned above. As a result, the consolidated financial statements included in the Form 10Q should no longer be relied upon.

Our company plans to file an amendment to the Form 10Q in order to accurately restate our previously filed financial statements as soon as practicable. The Company's Chief Executive Officer and Chief Financial Officer discussed this matter with the Company's independent registered public accounting firm.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

4.1	Convertible Promissory Note issued by Gopher Protocol Inc. (f/k/a Forex International Trading Corp.) dated June 16, 2014

4.2	Securities Purchase Agreement by and between Gopher Protocol Inc. (f/k/a Forex International Trading Corp.) and Blackbridge Capital, LLC dated June 16, 2014

4.3	Registration Rights Agreement by and between Gopher Protocol Inc. (f/k/a Forex International Trading Corp.) and Blackbridge Capital, LLC dated June 16, 2014

99.1	Press Release dated July 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

By:/s/ Michael Murray

Name: Michael Murray
Title: CEO, President, Secretary,
Treasurer and Director

Date:	August 9, 2016
Santa Monica, California